                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT


                           DATED AS OF JUNE 19, 1997


                                     AMONG


                      LANDRY'S SEAFOOD RESTAURANTS, INC.,


                          BANK OF AMERICA TEXAS, N.A.,
                       AS AGENT, ISSUING BANK AND A BANK


                                      AND


        THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                    AS BANKS


                                  ARRANGED BY


                          BANCAMERICA SECURITIES, INC.

                               TABLE OF CONTENTS

    Section                                                             Page
    -------                                                             ----

ARTICLE I    DEFINITIONS...........................................      -1-
        1.1  Certain Defined Terms.................................      -1-
        1.2  Other Interpretive Provisions.........................     -17-
        1.3  Accounting Principles.................................     -18-

ARTICLE II   THE CREDITS...........................................     -18-
        2.1  Amounts and Terms of Commitments......................     -18-
        2.2  Loan Accounts.........................................     -19-
        2.3  Procedure for Borrowing...............................     -19-
        2.4  Conversion and Continuation Elections.................     -20-
        2.5  Voluntary Termination or Reduction of Commitments.....     -21-
        2.6  Optional Prepayments..................................     -22-
        2.7  Mandatory Prepayments of Loans........................     -22-
        2.8  Repayment.............................................     -22-
        2.9  Interest..............................................     -22-
       2.10  Fees..................................................     -23-
       2.11  Computation of Fees and Interest......................     -24-
       2.12  Payments by the Company...............................     -24-
       2.13  Payments by the Banks to the Agent....................     -25-
       2.14  Sharing of Payments, Etc..............................     -26-
       2.15  Payments from Guarantors..............................     -26-

ARTICLE III  THE LETTERS OF CREDIT.................................     -26-
        3.1  The Letter of Credit Subfacility......................     -26-
        3.2  Issuance, Amendment and Renewal of Letters of Credit..     -28-
        3.3  Risk Participations, Drawings and Reimbursements......     -30-
        3.4  Repayment of Participations...........................     -31-
        3.5  Role of the Issuing Bank..............................     -32-
        3.6  Obligations Absolute..................................     -32-
        3.7  Cash Collateral Pledge................................     -33-
        3.8  Letter of Credit Fees.................................     -34-
        3.9  Uniform Customs and Practice..........................     -34-

ARTICLE IV   TAXES, YIELD PROTECTION AND ILLEGALITY................     -35-
        4.1  Taxes.................................................     -35-
        4.2  Illegality............................................     -36-
        4.3  Increased Costs and Reduction of Return...............     -36-
        4.4  Funding Losses........................................     -37-
        4.5  Inability to Determine Rates..........................     -38-

    SECTION                                                             PAGE
    -------                                                             ----

        4.6  Reserves on Offshore Rate Loans.......................     -38-
        4.7  Certificates of Banks.................................     -38-
        4.8  Substitution of Banks.................................     -38-
        4.9  Survival..............................................     -39-

ARTICLE V    CONDITIONS PRECEDENT..................................     -39-
        5.1  Conditions of Initial Credit Extensions...............     -39-
        5.2  Conditions to All Credit Extensions...................     -40-

ARTICLE VI   REPRESENTATIONS AND WARRANTIES........................     -42-
        6.1  Corporate Existence and Power.........................     -42-
        6.2  Corporate Authorization; No Contravention.............     -42-
        6.3  Governmental Authorization............................     -43-
        6.4  Binding Effect........................................     -43-
        6.5  Litigation............................................     -43-
        6.6  No Default............................................     -43-
        6.7  ERISA Compliance......................................     -43-
        6.8  Use of Proceeds; Margin Regulations...................     -44-
        6.9  Title to Properties...................................     -44-
       6.10  Taxes.................................................     -44-
       6.11  Financial Condition...................................     -45-
       6.12  Environmental Matters.................................     -45-
       6.13  Regulated Entities....................................     -45-
       6.14  No Burdensome Restrictions............................     -45-
       6.15  Copyrights, Patents, Trademarks and Licenses, Etc.....     -46-
       6.16  Subsidiaries..........................................     -46-
       6.17  Insurance.............................................     -46-
       6.18  Full Disclosure.......................................     -46-

ARTICLE VII  AFFIRMATIVE COVENANTS.................................     -46-
        7.1  Financial Statements..................................     -46-
        7.2  Certificates; Other Information.......................     -47-
        7.3  Notices...............................................     -47-
        7.4  Preservation of Corporate Existence, Etc..............     -48-
        7.5  Maintenance of Property...............................     -49-
        7.6  Insurance.............................................     -49-
        7.7  Payment of Obligations................................     -49-
        7.8  Compliance with Laws..................................     -50-
        7.9  Compliance with ERISA.................................     -50-
       7.10  Inspection of Property and Books and Records..........     -50-
       7.11  Environmental Laws....................................     -50-
       7.12  Use of Proceeds.......................................     -50-
       7.13  Subsidiary Guaranties.................................     -50-

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     SECTION                                                           PAGE
     -------                                                           ----

ARTICLE VIII NEGATIVE COVENANTS....................................     -51-
        8.1  Limitation on Liens...................................     -51-
        8.2  Disposition of Assets.................................     -52-
        8.3  Consolidations and Mergers............................     -53-
        8.4  Loans and Investments.................................     -53-
        8.5  Limitation on Indebtedness............................     -55-
        8.6  Transactions with Affiliates..........................     -56-
        8.7  Use of Proceeds.......................................     -56-
        8.8  Contingent Obligations................................     -57-
        8.9  Joint Ventures........................................     -57-
       8.10  Lease Obligations.....................................     -57-
       8.11  Restricted Payments...................................     -57-
       8.12  ERISA.................................................     -58-
       8.13  Change in Business....................................     -58-
       8.14  Accounting Changes....................................     -58-
       8.15  Minimum Tangible Net Worth............................     -58-
       8.16  Maximum Leverage Ratio................................     -58-
       8.17  Minimum Fixed Charge Coverage Ratio...................     -58-
       8.18  Franchises............................................     -58-

ARTICLE IX   EVENTS OF DEFAULT.....................................     -59-
        9.1  Event of Default......................................     -59-
        9.2  Remedies..............................................     -61-
        9.3  Rights Not Exclusive..................................     -62-

ARTICLE X    THE AGENT.............................................     -62-
       10.1  Appointment and Authorization:  "Agent"...............     -62-
       10.2  Delegation of Duties..................................     -62-
       10.3  Liability of Agent....................................     -62-
       10.4  Reliance by Agent.....................................     -63-
       10.5  Notice of Default.....................................     -63-
       10.6  Credit Decision.......................................     -63-
       10.7  Indemnification.......................................     -64-
       10.8  Agent in Individual Capacity..........................     -64-
       10.9  Successor Agent.......................................     -64-
      10.10  Withholding Tax.......................................     -65-
      10.11  Co-Agents.............................................     -66-

ARTICLE XI   MISCELLANEOUS.........................................     -66-
       11.1  Amendments and Waivers................................     -66-
       11.2  Notices...............................................     -68-
       11.3  No Waiver; Cumulative Remedies........................     -68-
       11.4  Costs and Expenses....................................     -68-

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    SECTION                                                             PAGE
    -------                                                             ----

       11.5  INDEMNITY.............................................     -69-
       11.6  Payments Set Aside....................................     -70-
       11.7  Successors and Assigns................................     -70-
       11.8  Assignments, Participations, Etc......................     -70-
       11.9  Set-Off...............................................     -72-
      11.10  Automatic Debits of Fees..............................     -72-
      11.11  Notification of Addresses, Lending Offices, Etc.......     -73-
      11.12  Counterparts..........................................     -73-
      11.13  Severability..........................................     -73-
      11.14  No Third Parties Benefited............................     -73-
      11.15  GOVERNING LAW AND JURISDICTION........................     -73-
      11.16  WAIVER OF JURY TRIAL..................................     -74-
      11.17  ENTIRE AGREEMENT......................................     -74-

SCHEDULES

Schedule 2.01  Commitments
Schedule 6.05  Litigation
Schedule 6.07  ERISA
Schedule 6.11  Permitted Liabilities
Schedule 6.12  Environmental Matters
Schedule 6.16  Subsidiaries and Minority Interests
Schedule 6.17  Insurance Matters
Schedule 8.01  Permitted Liens
Schedule 8.04  Permitted Investments
Schedule 8.05  Permitted Indebtedness
Schedule 8.08  Contingent Obligations
Schedule 11.02  Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A  Form of Notice of Borrowing
Exhibit B  Form of Notice of Conversion/Continuation
Exhibit C  Form of Compliance Certificate
Exhibit D  Form of Assignment and Acceptance
Exhibit E  Form of Promissory Note
Exhibit F  Form of Guaranty
Exhibit G  Form of Same Store Analysis

                                CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of June 19, 1997, among LANDRY'S SEAFOOD RESTAURANTS, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), BANK OF AMERICA TEXAS, N.A., as letter of credit issuing bank and as agent for the Banks, and THE BANK OF NOVA SCOTIA, as co-agent.

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility with letter of credit subfacility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


     1.1 Certain Defined Terms. The following terms have the following meanings:

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

          "Affected Bank" has the meaning specified in Section 4.8.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.9.

          "Agent-Related Persons" means BofA and any successor agent arising under Section 10.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent, or such other address as the Agent may from time to time specify.

          "Agreement" means this Credit Agreement.

          "Applicable Margin" means

               (i)  with respect to Base Rate Loans, 0%; and

               (ii) with respect to Offshore Rate Loans from the Closing Date through June 30, 1998:

                    (A) At any time the Company's Leverage Ratio is less than 1.5, .75%, or

                    (B) At any time the Company's Leverage Ratio is equal to or greater than 1.5, .875%; and

               (iii)  with respect to Offshore Rate Loans outstanding after June
                    30, 1998:

                    (A) At any time the Company's Leverage Ratio is less than 1.0, .60%, or

                    (B)  At any time the Company's Leverage Ratio is less than
                         1.5 but equal to or greater than 1.0, .75%, or

                    (C) At any time the Company's Leverage Ratio is equal to or greater than 1.5, .875%.

          "Arranger" means BancAmerica Securities, Inc., a Delaware corporation.

          "Assignee" has the meaning specified in Subsection 11.8(a).

          "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. (S)101, et seq.).

          "Banks" shall initially mean Bank of America Texas, N.A., and each of the Banks identified on the signature pages to this Agreement. At such time as additional lending institutions are added to this Agreement, either through an amendment to this Agreement or through an Assignment and Acceptance in accordance with Subsection 11.8(a) hereof, the term "Bank" shall mean each of BofA, the Banks identified on the signature pages of this Agreement, and each such additional lending institution. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or as Agent, its status as such will be specifically referenced.

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in Irving, Texas, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Revolving Loan, or an L/C Advance, that bears interest based upon the Base Rate.

          "BofA" means Bank of America Texas, N.A., a national banking association.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans made to the Company on the same day by the Banks under Article II.

          "Borrowing Date" means any date on which a Borrowing occurs under
     Section 2.3.

          "Business Day" (a) with respect to all matters other than those related to Offshore Rate Loans, means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, New York City or San Francisco are authorized, or in Houston, New York City or San Francisco required, by law to close and (b) means, for purposes of determining business days in connection with Offshore Rate Loans, any day on which transactions are made in the London interbank market other than a Saturday, Sunday or other day which commercial banks in Houston, New York City or San Francisco are authorized or required, by law to close.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Cash Collateral" means Dollars and Marketable Securities that have been Cash Collateralized for the benefit of the Banks.

          "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, Cash Collateral as collateral for the

     Obligations pursuant to documentation in form and substance satisfactory to the Agent (which documents are hereby consented to by the Banks).

          "Change of Control" means that the ownership of more than thirty percent of the capital stock or other ownership rights in the Company becomes vested in or is otherwise controlled by any person, entity or affiliated group of persons or entities other than Tilman J. Fertitta or the estate of or one or more entities controlled by Tilman J. Fertitta, or within a period of 12 consecutive calendar months, the members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors of the Company without the prior written consent of the Majority Banks.

          "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks.

          "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Commitment", as to each Bank, has the meaning specified in Section 2.01.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C, whereby the Company certifies that it is in compliance with this Agreement.

          "Contingent Obligation" means, as to any Person, but without duplication, any direct or indirect contractual liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other contractual obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation of any guaranteeing Person shall be determined in accordance with GAAP.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues Loans having Interest Periods expiring on such date as Loans of the same Type, but with a new Interest Period.

          "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

          "Default Rate" has the meaning specified in Section 2.09(c).

          "Documentary L/C" means a Letter of Credit which is intended at the time of issuance to be drawn upon and excludes standby letters of credit.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "EBIT" means for any period, the sum of (i) the consolidated net income of the Company before provision for income taxes for such period, plus (ii) Interest Expense and rental expenses which were deducted in arriving at consolidated net income. Charges of the Company that are directly related to Acquisitions permitted under this Agreement and which pursuant to GAAP would be classified as a "noncash" charge or expense shall be excluded from the calculation of this definition, provided such charges are taken by the Company within six months of such Acquisition. In addition, the charges taken by the Company in the quarter ending September 30, 1996 in connection with the acquisition of the Bayport Restaurant Group, Inc. shall be excluded from the calculation of this definition. The historical EBIT for the relevant measurement period of entities that are acquired by the Company after the Closing Date will be included in the calculation of this definition provided that the Agent and the Banks are furnished with audited financial statements of such entities (or if the Acquisition is of a division or branch of a larger business or a group of businesses, the audited financial statements of such larger business or group of businesses so long as the individual activities of the acquired entity are clearly reflected in such financial statements, together with a certificate certifying that the Company has reviewed the historical financial statements of the division or branch and that they reflect proper divisional accounting in relation to the larger business or group of businesses), reasonably satisfactory to Agent and the Majority Banks in all respects, confirming such historical results.

     "EBITDA" means for any period, the sum of (i) the consolidated net income of the Company before provision for income taxes for such period, plus (ii) Interest Expense and depreciation and amortization expenses which were deducted in arriving at consolidated net income. Charges of the Company that are directly related to Acquisitions permitted under this Agreement and which pursuant to GAAP would be classified as a "noncash" charge or expense shall be excluded from the calculation of this definition, provided such charges are taken by the Company within six months of such Acquisition. In addition, the charges taken by the Company in the quarter ending September 30, 1996 in connection with the acquisition of the Bayport Restaurant Group, Inc. shall be excluded from the calculation of this definition. The historical EBITDA for the relevant measurement period of entities that are acquired by the Company after the Closing Date will be included in the calculation of this definition provided that the Agent and the Banks are furnished with audited financial statements of such entities (or if the Acquisition is of a division or branch of a larger business or a group of businesses, the audited financial statements of such larger business or group of businesses so long as the individual activities of the acquired entity are clearly reflected in such financial statements, together with a certificate certifying that the Company has reviewed the historical financial statements of the division or branch and that they reflect proper divisional accounting in relation to the larger business or group of businesses), reasonably satisfactory to Agent and the Majority Banks in all respects, confirming such historical results.

          "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000.00; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is
     (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; and (iv) a finance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business and having total assets of at least $1,000,000,000.00.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

          "Event of Default" means any of the events or circumstances specified in Section 9.01.

          "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in Subsection 2.10(a).

          "Fixed Charge Coverage Ratio" means the ratio of (i) the Company's EBIT to (ii) the Company's Interest Expense, rental expenses and cash dividends. For purposes of this definition, "rental expenses" shall include rental payments in respect of real property or operating leases but shall exclude rent payments in respect of equipment leases.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to its principal functions.

          "Funded Debt" means, as of any date, the sum of the following (without duplication): (i) the aggregate of all Indebtedness for borrowed money of the Company as of such date, whether or not represented by bonds, debentures, notes or other securities; (ii) all non-contingent reimbursement or payment obligations in respect of Surety Instruments;
     (iii) Contingent Obligations supporting Indebtedness of other Persons; (iv) all obligations of the Company in respect of capital leases as determined in accordance with GAAP; (v) all Indebtedness for the payment of the purchase price of property or assets purchased; and (vi) all Indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned, subject to such mortgage, pledge, security interest or lien, whether or not the Indebtedness secured thereby shall have been assumed by the owner thereof.

          "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantors" means each of the Company's Subsidiaries set forth on
     Schedule 6.16 of this Agreement, together with any Subsidiary which becomes a Guarantor pursuant to Section 7.13 of this Agreement.

          "Guaranty" means a guaranty agreement, in substantially the form of Exhibit F, which has been issued by a Guarantor and delivered to Agent for the benefit of the Banks.

          "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

          "Honor" means, with respect to any Letter of Credit, to pay any drawing under such Letter of Credit; and the term "Honored" has corresponding meaning.

          "Honor Date" has the meaning specified in subsection 3.03(b).

          "Incumbent Board" means individuals who, as of the first day of any 12-month period constitute the Board of Directors of the Company and any other individual who becomes a director of the Company after any such date and whose election or appointment by the Board of Directors of the Company or nomination for election by the Board of Directors of the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all obligations with respect to swap contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

          "Indemnified Liabilities" has the meaning specified in Section 11.05.

          "Indemnified Person" has the meaning specified in Section 11.05.

          "Independent Auditor" has the meaning specified in subsection 7.01(a).

          "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Intangible Assets" of any Person means those assets of such Person that are (i) non-current deferred assets, other than prepaid insurance and prepaid taxes, (ii) intellectual property, (iii) goodwill, experimental expenses and other assets that would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, (iv) unamortized debt discount and expense, and (v) costs in excess of fair value of the net assets acquired.

          "Interest Expense" means for any period, the consolidated interest expense of the Company and its Subsidiaries as determined in accordance with GAAP.

          "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

          provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

          "Investments" has the meaning specified in Section 8.04.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to its principal functions under the Code.

          "Issuance Date" means the date on which any Letter of Credit is Issued hereunder.

          Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" initially means BofA, in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.09.

          "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in general use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in general use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(b).

          "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $10,000,000.00, as the same shall be reduced as a result of a reduction in the L/C

     Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

          "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

          "Letters of Credit" means any letters of credit (whether Standby L/Cs or Documentary L/Cs) Issued by the Issuing Bank pursuant to Article III.

          "Leverage Ratio" means, at any time, the ratio of the Company's Funded Debt to its EBITDA.

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law).

          "Loan" means an extension of credit by a Bank to the Company under
     Article II or Article III in the form of a Revolving Loan or L/C Advance.

          "Loan Documents" means this Agreement, any Notes, the Fee Letters, the L/C-Related Documents, the Guaranties, and all other documents delivered to the Agent or any Bank in connection herewith.

          "Majority Banks" means at any time Banks then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the Commitments.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "Marketable Securities" means (a) certificates of deposit issued by BofA or by any other bank, with a Thomson Watch rating of B or better, (b) commercial paper rated P-2, A-2 or F-2 or better, (c) bankers acceptances rated prime, (d) U.S. Government obligations with tenors of 90 days or less or (e) investment funds that invest only in the above obligations.

          "Material Adverse Effect" means (a) a material adverse change in, or a set of circumstances or events that has a material adverse effect upon, the operations, business, properties, or financial condition of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; (c) a set of circumstances or events that has a material adverse effect upon the legality, validity, or binding effect of any Loan Document, or (d) a set of circumstances or events that impairs materially the ability of the Agent and the Banks to enforce their legal remedies pursuant to the Loan Documents.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Worth" means, as of any date, the total shareholders' equity (including common stock and preferred stock (other than mandatorily redeemable stock) at stated value, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP.

          "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit
     E. Notes will be issued by the Company to each entity that becomes a Bank hereunder from time to time, but will not be issued to Participants of a Bank.

          "Notice of Borrowing" means the applicable notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

               Offshore Rate =                        LIBOR
                               ------------------------------------------------
                                      1.00 - Eurodollar Reserve Percentage
               Where,

               "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

               The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

          "Organization Documents" means (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and (b) for any partnership, the partnership agreement, and all other documents or filings as may be required by the Secretary of State (or other applicable governmental agency) in the state of such partnership's formation.

          "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in subsection 11.08(d).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Liens" has the meaning specified in Section 8.01.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Reference Bank" means BofA.

          "Replacement Bank" has the meaning specified in Section 4.08.

          "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Required Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Revolving Loan" has the meaning specified in Section 2.01, and may be a Base Rate Loan or an Offshore Rate Loan.

          "Revolving Termination Date" means the earlier to occur of:

               (a)  June 1, 2000; or

               (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "Sale-Leaseback" means the sale of property of the Company or any Subsidiary within one year of (i) purchase in the case of equipment or (ii) completion of improvements in the case of real property and the lease-back of such property by the Company or one of its Subsidiaries which would be classified as a lease pursuant to GAAP.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to its principal functions.

          "Standby L/C" means a letter of credit which is not intended at the time issued to be drawn upon.

          "Subordinated Debt" means any Indebtedness that is convertible into common equity and subordinated to all senior Indebtedness, including the Loans and all other Obligations of the Company and which is evidenced by and issued pursuant to and in conjunction with agreement(s), instrument(s), indenture(s) and document(s) (the "Subordination Documents") in form and substance satisfactory in all respects to Agent and the Required Banks.

          "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency, swap, cross-currency rate swap, swaption, currency option or any other, similar transaction

     (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Tangible Net Worth" means Net Worth minus Intangible Assets.

          "Taxes" means any and all present or future taxes, levies, imposts, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income (including franchise and capital taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

          "Type" means either a Base Rate Loan or an Offshore Rate Loan.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States", "U.S." and "U.S.A." each means the United States of America.

          "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.2  Other Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.3  Accounting Principles.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                  THE CREDITS

     2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule
2.01 (such amount as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 11.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

     2.2  Loan Accounts.

          (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by Agent in the ordinary course of business. The accounts or records maintained by the Agent shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank may endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Obligations of the Company hereunder or under any such Note to such Bank.

     2.3  Procedure for Borrowing.

          (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 12:00 noon (Houston time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

               (i) the amount of the Borrowing, which shall be in an aggregate minimum amount of $2,000,000.00 or any multiple of $500,000.00 in excess thereof;

               (ii) the requested Borrowing Date, which shall be a Business Day;

               (iii)  the Type of Loans comprising the Borrowing; and

               (iv) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months. Each such Notice of Borrowing shall be sent by electronic transfer or facsimile, confirmed promptly in an original writing.

          (b) The Agent will promptly notify each Bank of the Agent's receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 2:00 p.m. (Houston time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of Agent with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

     2.4  Conversion and Continuation Elections.

          (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Offshore Rate Loan, to convert any such Loans (or any part thereof in an amount not less than $2,000,000.00, or that is in an integral multiple of $500,000.00 in excess thereof) into Loans of any other Type; or

               (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000.00, or that is in an integral multiple of $500,000.00 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000.00, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 12:00 noon (Houston time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (i) the proposed Conversion/Continuation Date;

               (ii) the aggregate amount of Loans to be converted or continued;

               (iii) the Type of Loans resulting from the proposed conversion or continuation; and

               (iv) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each Bank.

          (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any Borrowing, conversion or continuation of Loans, there may not be more than seven (7) different Interest Periods in effect.

          (g) The Agent will promptly notify, in writing, each Bank of the amount of such Bank's Pro Rata Share of that Borrowing.

     2.5 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $2,000,000.00 or any multiple of $2,000,000.00 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination, together with any amounts required pursuant to Section 4.04.

     2.6 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Agent in the case of Base Rate Loans, or three Business Days irrevocable notice to the Agent in the case of Offshore Rate Loans, ratably prepay Loans in whole or in part. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

     2.7 Mandatory Prepayments of Loans. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitment. If on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

     2.8 Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

     2.9  Interest.

          (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin. After Agent's receipt of the Compliance Certificate furnished by the Company pursuant to Section 7.02(b), Agent shall notify the Banks and the Company of any change in the Applicable Margin, which change shall be retroactive to the end of the preceding fiscal quarter.

          (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

          (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 3% (the "Default Rate").

          (d) Anything herein to the contrary notwithstanding, the Obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

          (e) Regardless of any provision contained in any Note or in any of the Loan Documents, none of the Banks shall ever be deemed to have contracted for or be entitled to receive, collect or apply as interest under any such Note or any Loan Document, or otherwise, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that any of the Banks ever receive, collect or apply as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note, and, if the principal balance of such
Note is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Company and such Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of such Note so that the interest rate is uniform throughout such term; provided, that if all Obligations under the Note and all Loan Documents are performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual term thereof exceeds the maximum lawful rate, such Bank shall refund to the Company the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of such Bank's Note at the time in question.

     2.10 Fees.  In addition to certain fees described in Section 3.08:

          (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated January 30, 1997.

          (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to:

               (i) From the Closing Date through June 30, 1998:

                    (A) .20% per annum at all times the Company's Leverage Ratio is less than 1.5, or

                    (B) .25% per annum at all times the Company's Leverage Ratio is equal to or greater than 1.5; or

          (ii) From July 1, 1998 and at all times thereafter:

                    (A) .175% per annum at all times the Company's Leverage Ratio is less than 1.0, or

                    (B) .20% per annum at all times the Company's Leverage Ratio is less than 1.5 but equal to or greater than 1.0, or

                    (C) .25% per annum at all times the Company's Leverage Ratio is equal to or greater than 1.5.

For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of Standby L/C Obligations (and expressly excluding all Documentary L/C Obligations) then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the Closing Date through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. After Agent's receipt of the Compliance Certificate furnished by the Company pursuant to Section 7.02 (b), Agent shall notify the Banks and the Company of any change in the Leverage Ratio, which change shall be retroactive to the end of the preceding fiscal quarter. The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article V are not met.

     2.11 Computation of Fees and Interest.

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.12 Payments by the Company.

          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (Houston time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata

Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (Houston time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.13 Payments by the Banks to the Agent.

          (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection
(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no

Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     2.15 Payments from Guarantors. Notwithstanding anything to the contrary contained herein, in the event repayment is made to the Banks by the Guarantors, such repayment shall be shared by the Banks on the basis of each Bank's then existing Pro Rata Share.


                                  ARTICLE III

                             THE LETTERS OF CREDIT
                             ---------------------

     3.1  The Letter of Credit Subfacility.

          (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments, (2) the participation of such Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is (A) more than two years after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

               (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

               (v) any requested Letter of Credit is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

               (vi) such Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

               (vii) such Letter of Credit is denominated in a currency other than Dollars.

     3.2  Issuance, Amendment and Renewal of Letters of Credit.

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two (2) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be sent by electronic transfer or facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may reasonably require.

          (b) At least one (1) Business Day prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to Issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to Issue such Letter of Credit because such Issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two (2) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by electronic transfer or facsimile, confirmed immediately in an original writing or by electronic transfer, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two (2) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by electronic transfer or facsimile, confirmed immediately in an original writing or by electronic transfer, in the form of an L/C Amendment Application, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit) and no L/C-Related Document shall impose any greater duty, covenant or condition than as required under this Agreement.

          (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.3  Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of
Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. The Company shall reimburse the Issuing Bank prior to 11:00 a.m. (Houston time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Houston time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in
Section 5.02.

          (c) Each Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 1:00 p.m. (Houston time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

          (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Default Rate for the period from and including the date of such drawing to but excluding the date the L/C Borrowing, together with all accrued, unpaid interest thereon, is paid in full, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

          (e) In the event that payment under any Letter of Credit is drawn or purported to be drawn in a currency other than United States Dollars, the amount of reimbursement to the Issuing Bank therefor shall be calculated on the basis of the Issuing Bank's selling rate of exchange in effect (for the date on which the Issuing Bank pays such draft or reimburses any of its correspondents which paid such draft) for cable transfers to the place where and in the currency in which such draft is payable. The Company shall comply with any and all governmental exchange regulations now or hereafter applicable to any foreign exchange, and shall indemnify and hold the Banks harmless from any failure of the Company so to comply. If for any cause whatsoever, there exists at the time in question no rate of exchange generally current at Issuing Bank for effective cable transfer of the sort above provided for, the Company agrees to pay the Banks on demand an amount in United States Dollars equivalent to the actual cost of settlement of the Issuing Bank's obligation to the payor of the draft or acceptance or any holder thereof, as the case may be, and however and whenever such settlement may be made by the Issuing Bank.

          (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

     3.4  Repayment of Participations.

          (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to
Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.5  Role of the Issuing Bank.

          (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.6 Obligations Absolute. The Obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

          (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

          (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

          (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a Guarantor, except for errors and omissions caused by an Issuing Bank's gross negligence or willful misconduct.

     3.7 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.07 requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such Cash Collateral. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA. The Company agrees to enter into documentation evidencing such security interest in the Cash Collateral, in form and substance satisfactory to Agent and the Majority Banks in their reasonable discretion.

     3.8  Letter of Credit Fees.

          (a) The Company shall pay to the Agent for the account of each of the Banks a floating letter of credit fee with respect to the Letters of Credit other than Documentary Letters of Credit equal to the Applicable Margin for Offshore Rate Loans, as such margin shall vary from time to time, upon the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit other than Documentary Letters of Credit Issued by the Issuing Bank equal to .10% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

          (c) The Company shall pay to the Issuing Bank from time to time on demand the normal and customary issuance, presentation, amendment and other customary processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                 ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1  Taxes.  Subject to the provisions of Section 10.10 hereof,

          (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii) the Company shall make such deductions and withholdings;

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

          (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.2  Illegality.

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist provided, however, that each

Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such effort would not be otherwise disadvantageous to it, in its discretion) to designate a different applicable Lending Office if the making of such a designation would allow the Bank or its applicable Lending Office to continue to perform its obligation to make and maintain Offshore Rate Loans.

          (b) If a Bank determines that it is unlawful for such Bank to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan provided, however, that each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such effort would not be otherwise disadvantageous to it, in its discretion) to designate a different applicable Lending Office if the making of such a designation would allow the Bank or its applicable Lending Office to continue to perform its obligation to make and maintain Offshore Rate Loans. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

     4.3  Increased Costs and Reduction of Return.

          (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

          (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to Subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     4.6 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     4.7 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and stating that the Bank's claim is customary and not being made solely to the Company. Such certificate shall be conclusive and binding on the Company in the absence of manifest error. Failure or delay on the part of any Bank to demand reimbursement or compensation pursuant to this
Article IV shall not constitute a waiver of such Bank's right to demand such reimbursement or compensation; provided that the Company shall not be required to compensate a Bank pursuant to this Article IV for any increased costs or reductions incurred more than 180 days prior to the date that such Bank notifies the Company of such Bank's intention to claim reimbursement or compensation; provided further that, if the Requirement of Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     4.8 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

     4.9  Survival.  The agreements and Obligations of the Company in this
Article IV shall survive the payment of all other Obligations.

                                   ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

     5.1 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a) Loan Documents. This Agreement, the Notes, the Guaranty and each other document or certificate required to be executed in connection with this Agreement, executed by each party thereto;

          (b)  Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary that is or is to be a party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Vice President, Secretary and General Counsel of the Company; and

               (ii) A certificate of the Vice President, Secretary and General Counsel of the Company certifying the names and true signatures of the officers of the Company and the names and true signatures of the authorized signatories of each Subsidiary that is or is to be a party to a Loan Document authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by the Company or such Subsidiaries hereunder;

          (c) Organization Documents; Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation of the Company and each Subsidiary party to any Loan Document, the bylaws of the Company, and the bylaws or form of bylaws of each Subsidiary party to any Loan Document (excluding Take-Away/King Shopping Plaza, Inc.), all as in effect on the Closing Date, certified by the Vice President, Secretary and General Counsel of the Company as of the Closing Date; and

               (ii) certificates of good standing for the Company, Landry's Trademark, Inc., Landry's GP, Inc., Landry's Limited, Inc., LSRI Holdings, Inc., and Landry's Management L.P. on or before the Closing Date and, no later than 45 days after the Closing Date, a good standing certificate for each other Subsidiary party to any Loan Document (excluding Take-Away/King Shopping Plaza, Inc.), in all cases from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company or such Subsidiary is qualified to do business as a foreign corporation certified as of, or reasonably close to the Closing Date;

          (d) Legal Opinions. An opinion of Winstead Sechrest & Minick P.C. counsel to the Company and each Subsidiary party to any Loan Document, addressed to the Agent and the Banks, in form and substance reasonably acceptable to the Agent and the Banks.

          (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid and reasonable fees, costs and expenses to the extent then due and payable on the Closing Date, including without limitation all fees due and payable under the Fee Letter, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such reasonable costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

          (f) Responsible Officer's Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article VI are true and correct in all material respects on and as of such date, with the same effect as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the Credit Extension; and

               (iii) there has occurred since December 31, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

          (g) Leverage Ratio Certificate. A certificate signed by a Responsible Officer and addressed to Agent on behalf of the Banks setting forth the Leverage Ratio of the Company as of the Closing Date; and

          (h) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

     5.2 Conditions to All Credit Extensions. The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

          (a) Notice, Application. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under
Section 3.02;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date) provided, however, that for purposes of this Section 5.02, in each representation and warranty in Article VI that makes reference to a Schedule, the representation under this Section that such representation and warranty in
Article VI is true on and as of the date of the making of such Loan or the issuance of such Letter of Credit shall take into account (i) any subsequent amendments to any Schedule referred to therein, (ii) any exception contained in a written notice received by the Agent which makes specific reference to the applicable Schedule, or (iii) any written disclosure made by the Company or any of its Subsidiaries prior to the date as of which such representation or warranty is made, provided that such amendment, exception or disclosure is to which the Majority Banks have consented if such amendment, exception or disclosure amends or waives provisions of this Agreement or is otherwise required under the terms of this Agreement. If the information on the Schedules to Article VI of this Agreement becomes incomplete or inaccurate, the Company shall update such Schedule at the time that the Company delivers the next Compliance Certificate which the Company is required to deliver under this Agreement and the Company shall not be required to deliver such updated Schedule on the date on which the information thereon becomes incomplete or inaccurate. Notwithstanding the foregoing, nothing in this subsection (b) shall excuse the Company from providing any other notices required to be given by the Company under this Agreement and any Schedules updated pursuant to this subsection (b) shall have no impact on any other provision in this Agreement, including Events of Default.

          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion; and

          (d) No Material Adverse Effect. No event or circumstance shall have occurred which has resulted or reasonably could be expected to result in a Material Adverse Effect.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company represents and warrants to the Agent and each Bank that:

     6.1  Corporate Existence and Power.  The Company and each of its
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; provided, however, that Take-Away/King Shopping Plaza, Inc. is not in good standing;

          (b) has the power and authority and all necessary governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its Obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and good standing and the failure to be licensed and in good standing or qualified could reasonably be expected to have a Material Adverse Effect; and

          (d) is in compliance with all Requirements of Law, provided that it shall not be deemed to be a violation of this Section 6.01(d) as the result of any failure to comply with any Requirement of Law if such failure to comply would not result in fines, penalties, other similar liabilities or injunctive relief which in the aggregate would have a Material Adverse Effect or subject the Agent or the Banks to civil or criminal fines or penalties.

     6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of that Person's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, except where such conflict could not individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

          (c) violate any Requirement of Law, except where such default or violation could not individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.3 Governmental Authorization. Except where failure to obtain such could not reasonably be expected to have a Material Adverse Effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

     6.4 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such

Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.5 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

     6.7  ERISA Compliance.  Except as specifically disclosed in Schedule 6.07:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; provided, however, that solely for purposes of this representation, any act or omission of an ERISA Affiliate which would otherwise be deemed to be a breach of this representation shall only be considered a breach if such act or omission could result in liability to the Company or any of its Subsidiaries. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification; provided, however, that solely for purpose of this representation, the defined term "Plan" shall be modified to refer only to the Company and its Subsidiaries, and not to any ERISA Affiliate other than the Company and its Subsidiaries. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) or ERISA.

     6.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.9 Title to Properties. The Company and each Subsidiary have indefeasible title in fee simple to, or valid leasehold interests in, all material real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports which to the knowledge of the Company, are required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and (ii) taxes, assessments, levies or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     6.11 Financial Condition.

          (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (b) Since December 31, 1996 there has been no Material Adverse Effect.

     6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.15 Copyrights, Patents, Trademarks and Licenses, Etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened.

     6.16 Subsidiaries. The Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

     6.17 Insurance. Except as specifically disclosed in Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     6.18 Full Disclosure. None of the Loan Documents nor any certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact necessary to make the statements made herein and therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.1 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

          (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen and Company or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

          (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

          (c) contemporaneously with the deliveries set forth in (a) and (b) above, a store sales analysis substantially in form of Exhibit G to this Agreement.

     7.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

          (c) within 5 days of being sent to its shareholders or filed with the SEC, as applicable, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Company or any Subsidiary may make to, or file with, the SEC; and

          (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

     7.3  Notices.  The Company shall promptly notify the Agent and each Bank:

          (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that is known to a responsible Officer and could be reasonably expected to become a Default or Event of Default;

          (b) of any matter that has resulted or could be reasonably expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

               (i)  an ERISA Event;

               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

               (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

               (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

          (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or could be reasonably expected to be) breached or violated.

     7.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except (i) in connection with transactions permitted by Section 8.03, (ii) the contemplated dissolution of CryoTech Industries of North Carolina, Inc., Take-Away/King Shopping Plaza, Inc. and Cryo Realty Corp., and
(iii) the dissolution of Subsidiaries which own no more than one restaurant, provided that the dissolution of such Subsidiary is not disadvantageous to the Banks in any material respect and, in the reasonable business judgment of the Company, is in the best economic interest of the Company;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section
8.02 and (ii) the abandonment or termination of governmental rights, privileges, qualifications, permits, licenses or franchises of the Company or a Subsidiary which is not disadvantageous to the Banks in any material respect and, in the reasonable business judgment of the Company or such Subsidiary, as the case may be, is in the best economic interest of the Company or such Subsidiary; and

          (c) preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.5 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     7.6 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     7.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, and provided that at such time foreclosure proceedings are commenced with respect to such Lien, the Company will, and will cause each of its Subsidiaries to, either promptly pay such liabilities or otherwise promptly cause the foreclosure thereof to be stayed or terminated; and

          (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness unless such Indebtedness is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

     7.8 Compliance with Laws. The Company shall comply, in all material respects, and shall cause each Subsidiary to comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act).

     7.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, so as not to give rise to any liability thereunder which, individually or in the aggregate, could reasonably be expected to exceed $5,000,000.00.

     7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in all material respects and in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except to the extent that the Company and such Subsidiary's potential liability for failure to so comply does not exceed, in the aggregate, $3,000,000.00 at any given time.

     7.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital, capital expenditures, acquisitions and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

     7.13 Subsidiary Guaranties. The Company shall cause each Subsidiary in existence as of the Closing Date to execute the Guaranty and deliver same to Agent on behalf of the Banks on the Closing Date. In addition, the Company shall cause each Subsidiary formed or acquired after the Closing Date, within thirty (30) days after being organized or acquired, as the case may be, to execute a Guaranty and deliver same to Agent on behalf of the Banks.


                                 ARTICLE VIII

                               NEGATIVE COVENANTS
                               ------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date and all renewals, replacements and continuations thereof, provided that any such renewal, replacement or continuation thereof does not extend to any property not previously encumbered by such Lien (other than after acquired title to or on such property and proceeds of the existing collateral in accordance with the instrument creating the Lien) and the amount of the Indebtedness secured thereby is not increased;

          (b) any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business that are not overdue for more than 30 days or which are being contested in good faith by appropriate proceedings being diligently pursued and, with respect to any such warehouseman's or landlord's Lien, such Liens only secure accrued rental charges;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on the property of the Company or its Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $2,000,000.00;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (i) purchase money security interests (other than capital leases) on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) any such Lien attaches to such property (A) concurrently with or within 20 days after the acquisition thereof in the case of personal property or (B) within one year after the acquisition thereof in the case of real property, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, in the aggregate, $25,000,000.00 less the amount of Indebtedness outstanding pursuant to Section 8.05 (g);

          (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

          (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (l) Liens arising from precautionary Uniform Code financing statement filings with respect to operating leases or consignment arrangements otherwise permitted hereunder entered into by the Company or any of its Subsidiaries in the ordinary course of business; and

          (m) Licenses, leases and subleases permitted under this Agreement and granted to others that do not interfere in any material respect with the business or operations of the Company or any of its Subsidiaries.

     8.2 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment or property that is no longer useful in the judgment of the Company for the conduct of the Company's or Subsidiary's business, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) Transfers resulting from any casualty or condemnation of property or assets;

          (d) Intercompany sales or transfers of assets made in the ordinary course of business;

          (e) Any sale or other transfer of any property or assets not otherwise permitted hereunder, provided that the net proceeds of all such sales and transfers shall not exceed $1,000,000.00 in the aggregate during any fiscal year of the Company;

          (f) Licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the Company's business or operations or otherwise have a Material Adverse Effect; and

          (g) Sale-Leasebacks; provided, however, that the Company and its Subsidiaries shall not, in the aggregate, consummate more than three (3) Sale-Leasebacks with respect to property owned by the Company or such Subsidiary as of the Closing Date.

     8.3 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; and

          (c) the Company may merge with any entity acquired in accordance with the provisions of Subsections 8.04(e) or (f) of this Agreement, so long as the Company is the continuing or surviving corporation.

     8.4 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

          (a) Investments held by the Company or Subsidiary in the form of cash equivalents or short-term marketable securities;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) Investments by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to the Company or another of its Wholly-Owned Subsidiaries;

          (d)  Marketable Securities;

          (e) Acquisitions of entities whose principal line of business is substantially the same as that of the Company and its Subsidiaries, provided that (i) the aggregate purchase price (including cash, stock or any assumed debt) of any such Acquisition, together with such value of all prior Acquisitions undertaken by the Company and its Subsidiaries in that calendar year, shall not exceed at the time of such Investment 25% of the Company's consolidated Tangible Net Worth (as calculated as of the end of the fiscal quarter preceding such Acquisition), (ii) such Acquisitions are undertaken in accordance with applicable material Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; (iv) the Company shall provide Agent and the Banks with pro forma consolidated financial statements for the Company, its Subsidiaries and the entity to be acquired reflecting that, upon consummation of such Acquisition, the Company shall remain in compliance with all of the terms and conditions of this Agreement; and (v) such Acquisition is consummated in one transaction rather than in a series of transactions. The Company shall not undertake the Acquisition of any entity by hostile takeover. In determining whether the 25% limitation set forth in (i) above has been exceeded, all Investments and Acquisitions made pursuant to
Section 8.04(f) during that calendar year shall be included;

          (f) Investments and/or Acquisitions of any Person in an amount of up to $10,000,000.00 in any calendar year, provided that the Company or such Subsidiary complies with items (i) - (iv) of subsection (e);

          (g) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and supplier arising in the ordinary course of business;

          (h) Loans and advances by the Company or it Subsidiaries to the respective directors, officers and employees in an aggregate principal amount not to exceed $3,000,000.00 at any one time outstanding;

          (i) Investments in existence on the Closing Date as described on
Schedule 8.04, and extensions, renewals, modifications and restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall increase the amount of the original Investment;

          (j) Promissory notes and other similar noncash consideration received by the Company or its Subsidiaries in connection with the dispositions permitted by subsections 8.02 (a), (c), (d), (e) or (f);

          (k) In addition to the foregoing, investments in an aggregate amount not to exceed $2,000,000.00 (at cost, without regard to any write-down or write-up thereof) at any one time outstanding;

          (l) Expense advances to employees and officers in the ordinary course of business.

     8.5 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

          (c) Indebtedness existing on the Closing Date and set forth in
Schedule 8.05;

          (d) Indebtedness secured by Liens permitted by subsection 8.01(i);

          (e) Indebtedness incurred in connection with leases permitted pursuant to Section 8.10;

          (f) Indebtedness consisting of Subordinated Debt not in excess of $60,000,000.00; provided, however, that the terms and subordination provisions of any such Subordinated Debt must be acceptable to the Agent and the Required Banks;

          (g) Other unsecured senior Indebtedness of the Company up to an aggregate principal amount of $10,000,000.00 at any given time; provided, however, that Indebtedness permitted pursuant to this subsection, together with Indebtedness secured by Liens permitted by Section 8.01(i) shall not exceed $25,000,000.00;

          (h) Extensions, renewals or replacements of permitted Indebtedness provided that no such extension, renewal or replacement shall (i) amend or modify any subordination provisions, if any, contained in the original Indebtedness, (ii) shorten the fixed maturity or increase the principal amount of, or increase the rate or shorten the time of payment and interest on, or increase the amount or shorten the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the original Indebtedness, or increase the amount of, or accelerate the time of payment of, any fees payable in connection therewith,
(iii) make any modification relating to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing the original Indebtedness the effect of which is to subject the Company or any Subsidiary to any more materially onerous or restrictive provisions, or (iv) materially adversely affect the interest of the Banks under this Agreement or any other Loan document in any respect;

          (i) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

          (j) Indebtedness subject to Liens permitted under subsections 8.01
(c), (d) and (e);

          (k) Indebtedness of any Subsidiary to the Company or another Subsidiary from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under this Agreement;

          (l) Surety Instruments and bonds issued in respect of the type of obligations described in subsection 8.01(e); and

          (m) Indemnities made in the ordinary course of business, provided that such indemnities could not individually or in the aggregate result in a Material Adverse Effect.

          (n) Indemnities made in connection with securities offerings or in the ordinary course of Acquisitions.

     8.6 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, provided, that the foregoing shall not prohibit the Company from entering into transactions otherwise permitted by any other provision of this Agreement or by or among the Company and its Wholly-Owned Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

          (i) The payment of reasonable and customary fees and reimbursement of expenses payable to officers and directors of the Company and its Subsidiaries; and

          (ii) The employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

     8.7 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     8.8 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.08;

          (c) Contingent Obligations related to Indebtedness permitted in
Section 8.05 and leases permitted under Section 8.10 hereof; and

          (d) Guarantees of performance of Contractual Obligations in the ordinary course of business of the Company or its Wholly-Owned Subsidiaries.

     8.9 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture except pursuant to and in accordance with Section 8.04(f) of this Agreement.

     8.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Company and of Subsidiaries in existence on the Closing Date;

          (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

          (c) capital leases other than those permitted under clause (a) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment.

     8.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company may:

          (a) declare and make dividend payments or other distributions payable solely in its common stock;

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

          (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash each fiscal year in an amount not to exceed 10% of the net income of the Company for the preceding fiscal year, computed on a consolidated basis, provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist.

     8.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except for any violations that would not individually or in the aggregate result in liability in excess of $5,000,000.00.

     8.13 Change in Business. Except as permitted in Section 8.04, the Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business managed or carried on by the Company and its Subsidiaries on the date hereof or which is directly related to such business.

     8.14 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted or required by GAAP, or change the fiscal year of the Company or of any Subsidiary unless the Company has given 90 days prior written notice to the Agent of such change in fiscal year.

     8.15 Minimum Tangible Net Worth. The Company shall not permit its Tangible Net Worth, measured at the end of each fiscal quarter, to be less than:
$220,000,000.00 plus 50% of its net income and 75% of the net proceeds of common or preferred stock issuances since December 31, 1996.

     8.16 Maximum Leverage Ratio. The Company shall not permit, as of the end of any fiscal quarter, its Leverage Ratio, measured on a four-quarter trailing basis, to exceed 2.25:1.

     8.17 Minimum Fixed Charge Coverage Ratio. The Company shall not permit, as of the end of any fiscal quarter, its Fixed Charge Coverage Ratio, measured on a four-quarter trailing basis, to be less than 2.0:1.

     8.18 Franchises. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any franchising, licensing or other similar agreements for the operation of any business under the Company's or such Subsidiary's name or using the Company's or such Subsidiary's restaurant concept; provided, however, the Company or any Subsidiary shall be permitted to enter into such licensing agreements for the operation of, in the aggregate, up to 10 restaurants that are not in operation by the Company or any Subsidiary as of the Closing Date.


                                   ARTICLE IX

                               EVENTS OF DEFAULT
                               -----------------

     9.1 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect or incomplete in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 7.03, 7.09 or 7.13 or in Article VIII; or

          (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days (or 10 days, in the case of the covenants set forth in Sections 7.01 and 7.02) after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

          (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000.00 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

          (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (other than CryoTech Industries of North Carolina, Inc., Take-Away/King Shopping Plaza, Inc. and Cryo Realty Corp.) (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 90 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000.00; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $3,000,000.00; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $3,000,000.00; or

          (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $3,000,000.00 or more and the same shall not be vacated, discharged or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect and the same shall not be vacated, discharged or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (k) Change of Control.  There occurs any Change of Control; or

          (l) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty executed by such Guarantor; or such Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor; or

          (m) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Debt are for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

     9.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law including, without limitation, seeking to lift the stay in effect under any Proceeding; provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01, the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) together with the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

     9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1 Appointment and Authorization: "Agent". Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor

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

shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.4 Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

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

          (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without

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

limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

     10.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     10.10  Withholding Tax.

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under

Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

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

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     10.11 Co-Agents. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------


     11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, in the case of any amendment, consent or waiver with regard to the terms and provisions of any Subordinated Debt or any other matter requiring the approval of the Required Banks, the Required Banks (or by the Agent at the written request of the Required Banks). Any such amendment, waiver or consent shall also be signed by the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however:

          (a) that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

               (i) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

               (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

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

               (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (c)(iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

               (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

               (v) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

          (b) that the approval of the Required Banks shall be required in order to release any Guarantor from its Guaranty, and

          (c) that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks, the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks, the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     11.2 Notices.

          (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

          (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The

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

Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.4 Costs and Expenses.  The Company shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs and reasonable costs of commercial finance examinations incurred by BofA (including in its capacity as Agent and Issuing Bank) excluding, however, any costs or expenses incurred in connection with any negotiation, dispute or claim solely between or among the Agent and one or more of the Banks; and

          (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the monitoring, administration, enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document excluding, however, any costs or expenses incurred in connection with any negotiation, dispute or claim solely between or among the Agent and one or more of the Banks during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.5 INDEMNITY. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE COMPANY SHALL INDEMNIFY AND HOLD THE AGENT-RELATED PERSONS, AND EACH BANK AND EACH OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS,

LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS, THE TERMINATION OF THE LETTERS OF CREDIT AND THE TERMINATION, RESIGNATION OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY BANK) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE LOANS OR LETTERS OF CREDIT OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED, THAT THE COMPANY SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

     11.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     11.8 Assignments, Participations, Etc.

          (a) Any Bank may, with the written consent of the Agent and provided that no Event of Default then exists, and the Company, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000.00; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,000.00.

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto. Upon such Assignment, Agent is authorized to revise Schedule 2.01 and Schedule 11.02 to reflect the adjusted status of the Banks.

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall only be entitled to the benefit of Sections 4.01, 4.02, 4.03, 4.04, 4.06 and 11.05 as though it were also a Bank hereunder, and shall be entitled to vote on those items set forth in
Section 11.01; provided, however, that the Participant shall only be entitled to vote on matters set forth in 11.01(a) if such Participant's participating interest would be increased, extended or reinstated. In addition, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and
(H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

          (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.9 Set-Off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding accounts which are trust, payroll tax or fiduciary accounts containing only funds of Persons other than the Company or the Subsidiaries and which are identified as being a trust account, payroll tax account or fiduciary account) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts but excluding accounts which are trust, payroll tax or fiduciary accounts containing only funds of Persons other than the Company or the Subsidiaries and which are identified as being a trust account, payroll tax account or fiduciary account, does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.15  GOVERNING LAW AND JURISDICTION.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF
LAWS) OF THE STATE OF TEXAS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE COMPANY AND IRREVOCABLY APPOINTS CT CORPORATION, 811 DALLAS, HOUSTON, TEXAS 77002, AS REGISTERED AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF TEXAS AND AGREES TO OBTAIN A LETTER FROM CT CORPORATION, ACKNOWLEDGING SAME AND CONTAINING THE AGREEMENT OF CT CORPORATION TO PROVIDE THE AGENT WITH THIRTY (30) DAYS ADVANCE NOTICE PRIOR TO ANY RESIGNATION OF CT CORPORATION, AS SUCH REGISTERED AGENT.

     11.16 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER

SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.17 ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE COMPANY, THE BANKS AND THE AGENT, AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Houston, Texas by their proper and duly authorized officers as of the day and year first above written.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              LANDRY'S SEAFOOD RESTAURANTS, INC.

                              By:
                                 ------------------------------------------
                              Name:
                                    ---------------------------------------
                              Title:
                                     --------------------------------------

                              1400 Post Oak Boulevard, Suite 1010
                              Houston, Texas  77056
                              Telephone:  (713) 850-1010
                              Facsimile:  (713) 623-4702


                              BANK OF AMERICA TEXAS, N.A.,
                                as Agent

                              By:
                                 ------------------------------------------
                              Name:  Laura Knight
                              Title:  Vice President

                              1455 Market Street, 12th Floor
                              San Francisco, California  94103
                              Attention:  Laura Knight
                              Telephone:  (415) 436-3432
                              Facsimile:  (415) 436-3425

                              BANK OF AMERICA TEXAS, N.A.,
                                as Issuing Bank

                              By:
                                 ------------------------------------------
                              Name:  Victor N. Tekell
                              Title:  Vice President

                              333 Clay Street, Suite 3600
                              Houston, Texas  77002
                              Attention:  Victor N. Tekell
                              Telephone:  (713) 652-3612
                              Facsimile:  (713) 652-3619


Commitment:  $25,000,000.00   BANK OF AMERICA TEXAS, N.A.,
                                as a Bank

                              By:
                                 ------------------------------------------
                              Name:  Victor N. Tekell
                              Title:  Vice President

                              333 Clay Street, Suite 3600
                              Houston, Texas  77002
                              Attention:  Victor N. Tekell
                              Telephone:  (713) 652-3612
                              Facsimile:  (713) 652-3619


Commitment:  $20,000,000.00   THE BANK OF NOVA SCOTIA,
                                as Co-Agent and a Bank

                              By:
                                 ------------------------------------------
                              Name:
                                    ---------------------------------------
                              Title:
                                    ---------------------------------------

                              1100 Louisiana, Suite 3000
                              Houston, Texas  77002
                              Telephone:  (713) 759-3432
                              Facsimile:  (713) 752-2425

Commitment:  $12,000,000.00   BANQUE PARIBAS HOUSTON AGENCY,
                              a French banking association, as a Bank


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------


                              1200 Smith Street, Suite 3100
                              Houston, Texas  77002
                              Telephone:  (713) 659-4811
                              Facsimile:  (713) 659-5234


Commitment:  $12,000,000.00   COMPASS BANK, as a Bank

                              By:
                                 ------------------------------------------
                              Name:  Charles De Lacey
                              Title:  Senior Vice President

                              24 Greenway Plaza, Suite 1402
                              Houston, Texas  77046
                              Telephone:  (713) 968-8264
                              Facsimile:  (713) 968-8211


Commitment:  $12,000,000.00   THE FUJI BANK, LIMITED, Houston Agency,
                              an international banking association, as a Bank

                              By:
                                 ------------------------------------------
                              Name:  Jay Fort
                              Title:  Vice President

                              One Houston Center, Suite 4100
                              1221 McKinney Street
                              Houston, Texas  77010
                              Telephone:  (713) 650-7855
                              Facsimile:  (713) 759-0048

Commitment:  $12,000,000.00   THE SUMITOMO BANK, LIMITED, as a Bank

                              By:
                                  -----------------------------------------
                              Name:  Harumitsu Seki
                              Title:  General Manager

                              700 Louisiana, Suite 1750
                              Houston, Texas  77002
                              Telephone:  (713) 238-8217
                              Facsimile:  (713) 759-0020


Commitment:  $12,000,000.00   TEXAS COMMERCE BANK,
                              NATIONAL ASSOCIATION, as a Bank

                              By:
                                  -----------------------------------------
                              Name:  Jan H. Danvers
                              Title:  Senior Vice President

                              712 Main Street, 5th Floor
                              Houston, Texas  77002
                              Telephone:  (713) 216-5319
                              Facsimile:  (713) 216-7500


Commitment:  $10,000,000.00   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              Houston Agency, an international
                              banking association, as a Bank

                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

                              1100 Louisiana, Suite 2800
                              Houston, Texas  77002-5216
                              Telephone:  ________________
                              Facsimile:  ________________

Commitment:  $10,000,000.00   THE LONG-TERM CREDIT BANK OF JAPAN,
                              LIMITED, as a Bank

                              By:
                                 ------------------------------------------
                              Name:  S. Otsubo
                              Title:  Joint General Manager

                              165 Broadway, 49th Floor
                              New York, New York 10006
                              Telephone: (212) 335-4553
                              Facsimile: (212) 608-2371

                                 SCHEDULE 2.01

                        COMMITMENTS AND PRO RATA SHARES
                        -------------------------------



                                                    Pro Rata
             Bank                      Commitment     Share
             ----                      ----------     -----

         Bank of America
           Texas, N.A.               $25,000,000.00     20%

         The Bank of Nova
           Scotia                    $20,000,000.00     16%

         Banque Paribas              $12,000,000.00   9.60%

         Compass Bank                $12,000,000.00   9.60%

         The Fuji Bank, Ltd.         $12,000,000.00   9.60%

         The Sumitomo
           Bank, Limited             $12,000,000.00   9.60%

         Texas Commerce Bank,
           National Association      $12,000,000.00   9.60%

         The Bank of Tokyo-
           Mitsubishi, Ltd.          $10,000,000.00   8.00%

         The Long-Term Credit
           Bank of Japan, Limited    $10,000,000.00   8.00%

           TOTAL                    $125,000,000.00    100%

                                 SCHEDULE 6.05

                                   LITIGATION
                                   ----------

                                 SCHEDULE 6.07

                                     ERISA
                                     -----


     1.   Landry's Texas Injured Worker Program

                                 SCHEDULE 6.11

                             PERMITTED LIABILITIES
                             ---------------------

                                 SCHEDULE 6.12

                             ENVIRONMENTAL MATTERS
                             ---------------------

                                     None.

                                 SCHEDULE 6.16

                      SUBSIDIARIES AND MINORITY INTERESTS
                      -----------------------------------

                                 SCHEDULE 6.17

                               INSURANCE MATTERS
                               -----------------


                                (Not Applicable)

                                 SCHEDULE 8.01

                                PERMITTED LIENS
                                ---------------

                                 SCHEDULE 8.04

                             PERMITTED INVESTMENTS
                             ---------------------


          1.   Cypress Management        $1,000,000

                                 SCHEDULE 8.05

                             PERMITTED INDEBTEDNESS
                             ----------------------

                                 SCHEDULE 8.08

                             CONTINGENT OBLIGATIONS
                             ----------------------

                                 SCHEDULE 11.02

                     LENDING OFFICES, ADDRESSES FOR NOTICES
                     --------------------------------------



LANDRY'S SEAFOOD RESTAURANTS, INC.,
----------------------------------
 as the Company

Landry's Seafood Restaurants, Inc.
1400 Post Oak Boulevard, Suite 1010
Houston, Texas  77056
Attention:  Responsible Officer
Telephone:  (713) 850-1010
Facsimile:  (713) 623-4702


BANK OF AMERICA TEXAS, N.A.,
---------------------------
 as Agent

Bank of America Texas, N.A.
1455 Market Street, 12th Floor
San Francisco, California  94103
Attention:  Laura Knight
            Vice President
Telephone:  (415) 436-3432
Facsimile:  (415) 436-3425


Agent's Payment Office for Borrowing and Conversion Notices:
-----------------------------------------------------------

Bank of America Texas, N.A.
Agency Administrative Services 5596
1455 Market Street, 13th Floor
San Francisco, California  94103
Attention:  Josie Flores
            Assistant Vice President
Telephone:  (415) 436-3328
Facsimile:  (415) 436-2700

BANK OF AMERICA TEXAS, N.A.,
---------------------------
 as a Bank

Bank of America Texas, N.A.
333 Clay Street, Suite 3600
Houston, Texas  77002
Attention:  Victor N. Tekell
            Vice President
Telephone:  (713) 652-3612
Facsimile:  (713) 652-3619


BANK OF AMERICA TEXAS, N.A.,
---------------------------
 as Issuing Bank

Bank of America Texas, N.A.
333 Clay Street, Suite 3600
Houston, Texas  77002
Attention:  Victor N. Tekell
            Vice President
Telephone:  (713) 652-3612
Facsimile:  (713) 652-3619


THE BANK OF NOVA SCOTIA,
-----------------------
 as Co-Agent

The Bank of Nova Scotia
600 Peachtree Street, Suite 2700
Atlanta, Georgia  30308
Attention:  Robert Ahern
            Loan Operations Officer
Telephone:  (404) 877-1565
Facsimile:  (404) 888-8998

THE BANK OF NOVA SCOTIA,
-----------------------
 as a Bank

The Bank of Nova Scotia
600 Peachtree Street, Suite 2700
Atlanta, Georgia  30308
Attention:  Robert Ahern
            Loan Operations Officer
Telephone:  (404) 877-1565
Facsimile:  (404) 888-8998


BANQUE PARIBAS HOUSTON AGENCY,
-----------------------------
 as a Bank

Banque Paribas Houston Agency
1200 Smith Street, Suite 3100
Houston, Texas  77002
Attention:  Roger May
            Associate
Telephone:  (713) 659-4811
Facsimile:  (713) 659-5234


COMPASS BANK,
------------
 as a Bank

Compass Bank
24 Greenway Plaza, Suite 1402
Houston, Texas  77046
Attention:  Stephanie Hernandez
            Commercial Lending
Telephone:  (713) 993-8570
Facsimile:  (713) 968-8211

THE FUJI BANK, LIMITED, HOUSTON AGENCY,
--------------------------------------
 as a Bank

The Fuji Bank, Limited, Houston Agency
One Houston Center, Suite 4100
1221 McKinney Street
Houston, Texas  77010
Attention:  Jenny Lin
            Vice President - Manager
Telephone:  (713) 650-7821
Facsimile:  (713) 759-0048


THE SUMITOMO BANK, LIMITED,
--------------------------
 as a Bank

The Sumitomo Bank, Limited
700 Louisiana, Suite 1750
Houston, Texas  77002
Attention:  William Rogers
            Corporate Group
Telephone:  (713) 238-8217
Facsimile:  (713) 759-0020


TEXAS COMMERCE BANK, NATIONAL ASSOCIATION,
-----------------------------------------
 as a Bank

Texas Commerce Bank, National Association
712 Main Street, 5th Floor
Houston, Texas  77002
Attention:  Gloria Aguilar
            Corporate Account Officer
Telephone:  (713) 216-4923
Facsimile:  (713) 216-7500

THE BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY,
--------------------------------------------------
 as a Bank

The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency
1100 Louisiana, Suite 2800
Houston, Texas  77002-5216
Attention:  Barrie Hogue
Telephone:  (713) 655-3845
Facsimile:  (713) 658-0116


THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
-------------------------------------------
 as a Bank

All Notices other than Payment Notices:
--------------------------------------

The Long-Term Credit Bank of Japan, Limited
New York Branch - BP II
165 Broadway, 49th Floor
New York, New York  10006
Attention:  Maria Araujo-Goncalves
Telephone:  (212) 335-4553
Facsimile:  (212) 608-2371

With Copy To:
--------------------------------------------------
     The Long-Term Credit Bank of Japan, Limited
     2200 Ross Avenue, Suite 4700 West
     Dallas, Texas 75201
     Attention: R. Bruce Frey
     Telephone: (214) 969-5352
     Facsimile: (214) 969-5357

Payment Notices:
--------------------------------------------------
     The Long-Term Credit Bank of Japan, Limited
     New York Branch - BP II
     165 Broadway, 49th Floor
     New York, New York  10006
     Attention: Robert Pacifici
     Telephone: (212) 335-4553
     Facsimile: (212) 608-2371

                                   EXHIBIT A
                                   ---------

                          FORM OF NOTICE OF BORROWING
                              (LETTERS OF CREDIT)

                                         __________________, 1997

Bank of America Texas, N.A.
333 Clay Street, Suite 3600
Houston, Texas  77002
Attention:  Victor N. Tekell
            Vice President


     Re: Credit Agreement, dated to be effective as of June 19, 1997 (as amended or supplemented from time to time, the "Agreement"), by and among Landry's Seafood Restaurants, Inc. (the "Company"), the banks that from time to time are parties thereto, and Bank of America Texas, N.A., as Agent

Dear Sir:

     Reference is made to the Agreement (capitalized terms used herein that are not defined shall have the respective meanings ascribed thereto in the Agreement). The Company hereby gives notice of its intention to request the [ISSUANCE, AMENDMENT, OR RENEWAL] of Letters of Credit as is further described on the Letter of Credit Application attached hereto.

     The Company represents and warrants, as of the date hereof and as of the date any Letter of Credit is Issued, amended or renewed, that (i) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Letters of Credit requested above; (ii) the L/C Commitment will not be exceeded after giving effect to the Letters of Credit requested above; and (iii) the conditions precedent set forth in Section
5.02 of the Agreement are satisfied.

                              Very truly yours,

                              LANDRY'S SEAFOOD RESTAURANTS, INC.


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:  Responsible Officer
cc: Agent:    Bank of America Texas, N.A.
              1455 Market Street, 12th Floor
              San Francisco, California  94103
              Attention: Laura Knight
              Telephone: (415) 436-3432
              Facsimile: (415) 436-2700

     Bank:     Bank of America Texas, N.A.
               333 Clay Street, Suite 3600
               Houston, Texas  77002
               Attention:  Victor N. Tekell
                           Vice President

    Co-Agent:  The Bank of Nova Scotia
               600 Peachtree Street, Suite 2700
               Atlanta, Georgia  30308
               Attention:  Robert Ahern
                           Loan Operations Officer

     Bank:     The Bank of Nova Scotia
               600 Peachtree Street, Suite 2700
               Atlanta, Georgia  30308
               Attention:  Robert Ahern
                           Loan Operations Officer

     Bank:     Banque Paribas Houston Agency
               1200 Smith Street, Suite 3100
               Houston, Texas  77002
               Attention:  Roger May
                           Associate

     Bank:     Compass Bank
               24 Greenway Plaza, Suite 1402
               Houston, Texas  77046
               Attention:  Stephanie Hernandez
                           Commercial Lending

     Bank:     The Fuji Bank, Limited, Houston Agency
               One Houston Center, Suite 4100
               1221 McKinney Street
               Houston, Texas  77010
               Attention:  Jenny Lin
                           Vice President-Manager

     Bank:     The Sumitomo Bank, Limited
               700 Louisiana, Suite 1750
               Houston, Texas  77002
               Attention:  William Rogers
                           Corporate Group

     Bank:     Texas Commerce Bank, National Association
               712 Main Street, 5th Floor
               Houston, Texas  77002
               Attention:  Gloria Aguilar
                           Corporate Account Officer

     Bank:     The Bank of Tokyo-Mitsubishi, Ltd.
               1100 Louisiana, Suite 2800
               Houston, Texas  77002-5216
               Attention:  Barrie Hogue

     Bank:     The Long-Term Credit Bank of Japan, Ltd.
               New York Branch-BP II
               165 Broadway, 49th Floor
               New York, New York 10006
               Attention:  Robert Pacifici
                           Vice President

                          FORM OF NOTICE OF BORROWING
                                (REVOLVING LOAN)

                                         _______________________, 1997

Bank of America Texas, N.A.
Agency Administrative Services 5596
1455 Market Street, 13th Floor
San Francisco, California  94103
Attention:  Josie Flores
Telephone:  (415) 436-3328
Facsimile:  (415) 436-2700

     Re: Credit Agreement, dated to be effective as of June 19, 1997 (as amended or supplemented from time to time, the "Agreement"), by and among Landry's Seafood Restaurants, Inc. (the "Company"), the banks that from time to time are parties thereto, and Bank of America Texas, N.A., as Agent

Gentlemen:

     Reference is made to the Agreement (capitalized terms used herein that are not defined shall have the respective meanings ascribed thereto in the Agreement). The Company hereby gives notice of its intention to borrow under the Revolving Credit Line.

     Please advance $__________ as a Revolving Loan, to accrue interest at [the Base Rate] [the Offshore Rate*], effective on ___________, 19____.

     The Company represents and warrants, as of the date hereof and as of the date any Revolving Loan is made or renewed, that (i) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Revolving Loan requested above; (ii) that neither the combined Commitments nor any Bank's Commitment will be exceeded after giving effect to the Revolving Loan requested above; and (iii) the conditions precedent set forth in Section 5.02 of the Agreement are satisfied.

                              Very truly yours,

                              LANDRY'S SEAFOOD RESTAURANTS, INC.

                              By:
                                  -----------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:  Responsible Officer

*If the Company is requesting an Offshore Rate Loan, Exhibit A to this Notice must be attached.

                                   EXHIBIT A
                                   ---------
                                       TO
                                       --
                              NOTICE OF BORROWING
                              -------------------


     Proposed Borrowing
     ------------------

     Aggregate Amount/1/:
     Date of Borrowing/2/:
     Type of Advance:
     Interest Period:

-------------------
/1/ Borrowings comprised of Offshore Rate Loans must be made in an amount equal to $2,000,000.00 or integrals of $500,000.00 in excess thereof.

/2/  The date of the Borrowing must be a Business Day.

                                   EXHIBIT B
                                   ---------


                                    FORM OF
                       NOTICE OF CONVERSION/CONTINUATION

                                     [Date]



Bank of America Texas, N.A.
Agency Administrative Services 5596
1455 Market Street, 13th Floor
San Francisco, California  94103
Attention:  Josie Flores
Telephone:  (415) 436-3328
Facsimile:  (415) 436-2700

     Re: Credit Agreement, dated to be effective as of June 19, 1997 (as amended or supplemented from time to time, the "Agreement"), by and among Landry's Seafood Restaurants, Inc. (the "Company"), the banks that from time to time are parties thereto, and Bank of America Texas, N.A., as Agent

Dear Sir:

     The Company hereby gives you irrevocable notice pursuant to Section 2.04 of the Agreement that the undersigned hereby requests a [conversion] [continuation] of [outstanding Borrowings] [an outstanding Borrowing] into a new Borrowing (the "Proposed Borrowing") on the terms set forth below:

     Outstanding Borrowing #1

     Date of Borrowing                   :
     Aggregate Amount for Conversion/1/  :
     Type of Advance                     :
     Interest Period                     :
     Proposed Borrowing


------------------
/1/ The aggregate amount for conversion with respect to Borrowings comprised of Offshore Rate Loans must be made in an amount equal to the Offshore Effective Amount or, if the remaining outstanding amount of such Borrowing would be less than an amount equal to the Offshore Effective Amount following the conversion or continuation, in the remaining outstanding amount of such Borrowing.

     Date of Conversion or Continuation/2/:
     Aggregate Amount                     :
     Type of Advance                      :
     Interest Period                      :

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing:

          (a) the representations and warranties contained in the Agreement are correct in all material respects, before and after giving effect to the proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the proposed Borrowing, except for representations and warranties that were made as of a specified date and were true and correct in all material respects on such date;

          (b) no Default has occurred and remains uncured, nor would result from the proposed Borrowing; and

          (c) neither the Commitment nor any Bank's Commitment will be exceeded after giving effect to the proposed Borrowing.

                              Very truly yours,

                              LANDRY'S SEAFOOD RESTAURANTS, INC.


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:  Responsible Officer


-----------------------
/2/  The date of the proposed conversion or continuation must be a Business Day.

                                   EXHIBIT C
                                   ---------


                                    FORM OF
                             COMPLIANCE CERTIFICATE



                                     [Date]

Bank of America Texas, N.A.
1455 Market Street, 12th Floor
San Francisco, California  94103
Attention:  Laura Knight
Telephone:  (415) 436-3432
Facsimile:  (415) 436-2700

     Re: Credit Agreement, dated to be effective as of June 19, 1997 (as amended or supplemented from time to time, the "Agreement"), by and among Landry's Seafood Restaurants, Inc. (the "Company"), the banks that from time to time are parties thereto, and Bank of America Texas, N.A., as Agent

Gentlemen:

     The Company, acting through its duly authorized Responsible Officer (as that term is defined in the Agreement), certifies to each of the Banks that the Company is in compliance with the Agreement and in particular certifies the following as of ____________:

                                                 Required By
                                                 Agreement
                                                 ---------

     Tangible Net Worth           $___________

     Leverage Ratio               _________:1     Not to exceed 2.25:1

     Fixed Charge Coverage Ratio  _________:1    Not less than 2.0:1

     Further, the undersigned hereby certifies that the undersigned has no knowledge of any Defaults under the Agreement which existed as of [______________] or which exist as of the date of this letter.

     The undersigned also certifies that the accompanying financial statements and the attached calculations of the financial covenants set forth above present fairly, in all material respects, the financial condition of the Company as of [_____________], and the related results of operations for the [___________] then ended, in conformity with generally accepted accounting principles.


                              Very truly yours,

                              LANDRY'S SEAFOOD RESTAURANTS, INC.


                              By:
                                 ------------------------------------------
                              Name:
                                    ---------------------------------------
                              Title:  Responsible Officer

                                   EXHIBIT D
                                   ---------


                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE


     [Date]


     Reference is made to the Credit Agreement dated to be effective as of June 19, 1997 (as amended or supplemented from time to time, the "Agreement"), among LANDRY'S SEAFOOD RESTAURANTS, INC. (the "Company"), the banks that from time to time are signatories thereto, and BANK OF AMERICA TEXAS, N.A., as Agent. Capitalized terms used herein but not defined herein shall have the meanings specified in the Agreement.

     Pursuant to the terms of the Agreement, [_________________] ("Assignor"), wishes to assign and delegate to [________________] ("Assignee"), [_______]% of its rights and obligations under the Agreement. Therefore, Assignor, Assignee, and the Agent agree as follows:

     1. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and
(iii) of Section 2 of this Assignment and Acceptance, a [_____]% interest in and to all of the Assignor's rights and obligations under the Agreement and the other Loan Documents as of the Effective Date (as defined below), including such percentage interest in the Assignor's Commitment, the Loans owing to the Assignor, the Assignor's Pro Rata Share of the Letters of Credit, and the Note held by the Assignor.

     2. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, its Commitment is $[________________], the aggregate outstanding principal amount of Loans owed by the Company to the Assignor is $[______________], and its Pro Rata Share of the outstanding Effective Amount of L/C Obligations is $[_____________]; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto;
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Guarantors or the performance or observance by the Company or the Guarantors of any of its obligations under the Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Note referred to in Section I above and requests that the Agent exchange such Note for a new Note dated [____________], in the principal amount of

$[_____________] payable to the order of the Assignee[, and a new Note dated in the principal amount of $[______________] payable to the order of Assignor].

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section ___________ thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other Loan Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and any other Loan Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement or any other Loan Document are required to be performed by it as a Bank; (v) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement and Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty, and (vii) represents that it is an Eligible Assignee.

     4. The effective date for this Assignment and Acceptance shall be [___________________] ("Effective Date"), and following the execution of this Assignment and Acceptance, the Agent will record it in its records of the transactions under the Agreement.

     5. Upon such recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including all payments of principal, interest, and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     6. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

     The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                              [ASSIGNOR]


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                     ---------------------------------

Address:
        --------------------------
        --------------------------
Attention:
          ------------------------
Telecopy No:
            ----------------------


                              [ASSIGNEE]


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                              Lending Office:

                              Address:
                                      --------------------------------
                                      --------------------------------
                                      --------------------------------
                              Attention:
                                         -----------------------------
                              Telecopy No:
                                          ----------------------------

                              BANK OF AMERICA TEXAS, N.A., as Agent


                              By:
                                  ------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                                   EXHIBIT E
                                   ---------

                            FORM OF PROMISSORY NOTE


$_____________                                          June 19, 1997


     1. FOR VALUE RECEIVED, LANDRY'S SEAFOOD RESTAURANTS, INC., a Delaware corporation (the "Company") promises to pay to the order of _____________________________________ ("Lender") at the office of Agent (as defined in the Credit Agreement (hereinafter defined) located at Agent's Payment Office, or at such other place as Lender from time to time may designate, the principal sum of _____________________________________ AND NO/100 DOLLARS
($__________________) (the "Maximum Loan Amount"), or so much of that sum as may be advanced under this promissory note ("Note"), plus interest as specified in this Note. This Note evidences a loan ("Loan") from Lender to the Company.

     2. This is one of the Notes issued pursuant to that certain Credit Agreement (the "Credit Agreement"), dated as of June 19, 1997, among the Company, Bank of America Texas, N.A. ("Agent"), as agent for the ratable benefit of the Banks (as hereinafter defined), and the other financial institutions from time to time a party thereto (Agent, in its capacity as a Bank, along with any other bank which may become a Bank pursuant to the terms of the terms of the Credit Agreement referred to collectively as the "Banks"). Some or all of the Loan Documents (as defined in the Credit Agreement), including the Credit Agreement, contain provisions for the acceleration of the maturity of this Note.

     3.   This Note shall bear interest as is provided for in the Credit
Agreement.

     4. Principal and accrued interest hereunder shall be due and payable as is provided for in the Credit Agreement.

     5. The Company may prepay the principal under this Note only in accordance with the Credit Agreement.

     6. If any Event of Default (as defined in the Credit Agreement) occurs, at the holder's option, exercisable as set forth in Section 9.02 of the Credit Agreement, all sums of principal and interest under this Note shall become immediately due and payable without notice of acceleration or intent to accelerate, notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01, the obligation of Lender to make Loans shall automatically terminate and an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) together with the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Lender.

     7. All amounts payable under this Note are payable in lawful money of the United States during normal business hours of the Agent at the Agent's Payment Office. Checks constitute payment only when collected.

     8. If any lawsuit, reference or arbitration is commenced which arises out of or relates to this Note, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding (as defined in the Credit Agreement), the Company agrees to pay all of Lender's reasonable costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting Lender's rights or interests. From the time(s) incurred until paid to Lender, all such sums shall bear interest at the Default Rate (as defined in the Credit Agreement).

     9. Whenever the Company is obligated to pay or reimburse Lender for any reasonable attorneys' fees, those fees shall include the reasonably allocated costs for services of in-house counsel.

     10. THIS NOTE IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW RULES OF THAT STATE.

     11. The Company agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, and without affecting the liability of the Company.

     12. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender. All of Lender's remedies in connection with this Note or under applicable law shall be cumulative, and Lender's exercise of any one or more of those remedies shall not constitute an election of remedies.

     13. Regardless of any provision contained in this Note or in any of the other Loan Documents, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Loan, pursuant to this Note or any other Loan Document, or otherwise, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loan, and, if the principal balance of the Loan is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Company and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and
(c) spread the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout such term; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual term thereof exceeds the maximum lawful rate, Lender shall refund to the Company the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of the Loan at the time in question.

     14. This Note inures to and binds the heirs, legal representatives, successors and assigns of the Company and Lender; provided, however, that the Company may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Lender in each instance.

     15. As used in this Note, the terms "Lender," "holder" and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

     16. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              COMPANY:
                              -------

                              LANDRY'S SEAFOOD RESTAURANTS, INC.,
                              a Delaware corporation


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

Address:
-------

1400 Post Oak Boulevard, Suite 1010
Houston, Texas  77056
Telephone:  (713) 850-1010
Facsimile:  (713) 623-4702

                                   EXHIBIT F
                                   ---------


                                FORM OF GUARANTY


     This Guaranty (this "Guaranty"), entered into effective as of June 19, 1997, is made by each of the entities set forth on the execution pages of this Guaranty (collectively the "Guarantors", and individually a "Guarantor"), in favor of BANK OF AMERICA TEXAS, N.A. ("Agent") as agent for the ratable benefit of the Banks (as hereinafter defined).

     WHEREAS, pursuant to that certain Credit Agreement (the "Credit Agreement"), dated as of June 19, 1997, among LANDRY'S SEAFOOD RESTAURANTS, INC., a Delaware corporation (the "Company"), Agent and the other financial institutions from time to time a party thereto (Agent, in its capacity as a Bank, along with any other bank which may become a Bank pursuant to the terms of the Credit Agreement referred to collectively as the "Banks"), the Banks have agreed that, upon the conditions and in accordance with the provisions thereof, Banks will extend to Company a committed line of credit facility in an amount outstanding at any one time of up to an aggregate of $125,000,000.00; and

     WHEREAS, it is a condition precedent to the availability of such extensions of credit that the Guarantors shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors jointly and severally hereby agrees as follows:

     Each Guarantor jointly and severally guarantees the prompt payment to Banks, their affiliates and their successors and assigns, of all Obligations (as defined in the Credit Agreement) (the "Total Indebtedness"); provided, however, notwithstanding the anything to the contrary contained herein or in any of the other Loan Documents, each Guarantor's liability under this Guaranty shall in no event exceed the lesser of the following amounts:

          (i) the amount which would render this Guaranty a fraudulent conveyance with respect to such Guarantor under the Uniform Fraudulent Conveyance Act, or other similar or analogous law or statute of the appropriate jurisdiction minus one dollar ($1.00), taking into consideration the amount of Loan proceeds which have flowed directly or indirectly to, or have inured to the benefit of, such Guarantor; or

          (ii) the amount which would render this Guaranty a fraudulent transfer with respect to such Guarantor under Section 548 of the Bankruptcy Code of 1978, as amended minus one dollar ($1.00), taking into consideration the amount of Loan proceeds which have flowed directly or indirectly to, or have inured to the benefit of, such Guarantor.

     The Total Indebtedness includes interest and other obligations accruing or arising after (i) commencement of any case under any bankruptcy or similar laws by or against the Company or (ii) the obligations of the Company shall cease to exist by operation of law or for any other reason.

     In the event that any Guarantor shall claim that the amount of its liability hereunder is less than the full amount of the Total Indebtedness, the burden of proof with respect to the amount of such liability shall rest with such Guarantor in light of the fact that the information concerning and circumstances of the financial condition of the Company are more readily available to and under the control of such Guarantor. Notwithstanding the foregoing, the Banks may permit the Total Indebtedness of the Company to exceed any or all of the Guarantors' liability, and may apply any amounts received from any source other than Guarantors to the unguaranteed portion of the Total Indebtedness. This is a continuing guaranty relating to any indebtedness, including that arising under successive transactions. Any payment by Guarantors shall not reduce its maximum obligation hereunder, unless written notice to that effect be actually received by the Banks at or prior to the time of such payment.

     At the time any Guarantor pays any sum which may become due the Banks under the terms of this Guaranty, written notice of such payment shall be delivered to the Banks by such Guarantor, and in the absence of such notice, any sum received by the Banks on account of any of the Total Indebtedness shall be conclusively deemed paid by the Company. All sums paid the Banks by any Guarantor may be applied by the Banks at their discretion upon any of the Total Indebtedness.

     1. The obligations of the Guarantors hereunder shall be payable and performable at Agent's Payment Office at 1455 Market Street, 12th Floor, San Francisco, California 94103 or any other office designated by the Agent.

     2. This Guaranty is an absolute, complete and continuing one, and no notice of the Total Indebtedness or any rearrangement, modification or waiver thereof needs to be given to any Guarantor and in any such event each Guarantor will remain fully bound hereunder. Each Guarantor hereby expressly waives presentment, demand, protest, and notice of protest and dishonor with respect to the Total Indebtedness, and also notice of acceptance of this Guaranty, acceptance on the part of Agent being conclusively presumed by its request for this Guaranty and delivery of same to it.

     3. Each Guarantor authorizes Agent, without notice or demand and without affecting its liability hereunder, to take and hold security from third Persons for the payment of the Total Indebtedness, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Banks in their discretion may determine; and to obtain a guaranty of the Total Indebtedness from any one or more other Persons whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other Persons from their obligations under such guaranties.

     4. Each Guarantor waives any right to require Agent to (a) proceed against the Company, (b) proceed against or exhaust any security held from the Company, or (c) pursue any other remedy in Agent's power whatsoever. Each Guarantor waives any defense of the Company or any other guarantor of the Total Indebtedness or any portion thereof, and shall remain liable hereon regardless of whether the Company or any other guarantor be found not liable thereon for any reason including, without limitation, insanity, minority, disability, bankruptcy, insolvency, death or corporate dissolution and even though the Total Indebtedness, or any part thereof, may be rendered void or unenforceable or uncollectible as against the Company or any other guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any portion of the Total Indebtedness by the Company is rescinded or must otherwise be returned by Agent upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made, and each Guarantor will, thereupon, guarantee payment of such amount as to which refund or restitution has been made, together with interest accruing thereon subsequent to the date of refund or restitution at the applicable rate under the Credit Agreement and reasonable collection costs and fees (including, without limitation, reasonable attorney's fees) applicable thereon. None of the Guarantors shall exercise any right of subrogation until the Total Indebtedness is indefeasibly paid in full, and each Guarantor waives any right to exercise any remedy which Agent now has or may hereafter have against the Company and any right to participate in any security now or hereafter held by Agent.

     5. Each Guarantor agrees that if the maturity of the Total Indebtedness is accelerated for any reason, including, without limitation, by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand or notice to such Guarantor.

     6. It is expressly agreed that the liability of each Guarantor for payment of the Total Indebtedness shall be primary and not secondary.

     7. To induce the Banks and Agent to enter into the Credit Agreement with the Company, each Guarantor represents and warrants to Banks and Agent (which representations and warranties will survive the delivery of this Guaranty) that:

          (a) The execution and delivery by each Guarantor of this Guaranty and the performance of obligations hereunder are within its power and do not (i) contravene or conflict with any provision of law, (ii) contravene or conflict with any indenture, instrument or other agreement to which such Guarantor is a party or by which its property may be presently bound or encumbered, or (iii) result in or require the creation or imposition of any Lien in, upon or against any of the respective property of such Guarantor under any such indenture, instrument or other agreement.

          (b) This Guaranty when duly executed and delivered, will be the legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms (subject to any applicable debtor relief laws and general principles of equity).

          (c) Except where failure to obtain such could not reasonably be expected to have a Material Adverse Effect, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental or public authority or any third party is required to authorize, or is otherwise required in connection with the valid execution and delivery by any Guarantor of this Guaranty.

          (d) Each Guarantor has duly and properly filed all United States Income Tax returns and all other tax returns which are required to be filed, and has paid all taxes due pursuant to all returns or pursuant to any assessment received, except such taxes, if any, as are being contested in good faith and as to which adequate provisions have been made.

          (e) Except as previously disclosed to Agent in writing, to the knowledge of any Guarantor, there is no litigation or other action pending before any court, governmental instrumentality, regulatory authority or arbitral body or threatened against or affecting any Guarantor which might reasonably be expected to result in a material adverse change in the financial condition of any Guarantor.

     8. Each Guarantor acknowledges the Indebtedness limitations set forth in the Credit Agreement and agrees to comply with such provisions.

     9. In all instances herein, the singular shall be construed to include the plural and the masculine to include the feminine. In the event more than one party executes this Guaranty as a guarantor, then each party agrees to be jointly and severally liable for the Total Indebtedness.

     10. This Guaranty is and shall be in every particular available to the successors and assigns of Banks and is and shall always be fully binding upon the successors and assigns of each Guarantor.

     11. Each Guarantor consents to the execution and delivery by the Company of the Credit Agreement and each of the other Loan Documents and the performance by the Company of its obligations thereunder.

     12. No failure to exercise nor any delay in exercising on the part of Agent of any right, power or privilege hereunder or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

     13. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS) OF THE STATE OF TEXAS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH

JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.
EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON GUARANTOR AND IRREVOCABLY APPOINTS CT CORPORATION, 811 DALLAS, HOUSTON, TEXAS 77002, AS REGISTERED AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF TEXAS AND AGREES TO OBTAIN A LETTER FROM CT CORPORATION, ACKNOWLEDGING SAME AND CONTAINING THE AGREEMENT OF CT CORPORATION TO PROVIDE THE AGENT WITH THIRTY (30) DAYS ADVANCE NOTICE PRIOR TO ANY RESIGNATION OF CT CORPORATION, AS SUCH REGISTERED AGENT.

     14. EACH GUARANTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES TO THE LOAN DOCUMENTS AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

     15. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE GUARANTOR, THE BANKS AND THE AGENT, AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

     16. If any clause or portion of this Guaranty shall be declared unenforceable, invalid, or illegal, the remaining clauses and portions shall not be affected thereby.

     17. Each Guarantor warrants, represents and acknowledges that it is not relying on any representations or statements of Agent or any Bank, or any other party concerning the financial condition of the Company, the likelihood that such Guarantor will be required to pay or perform the Total Indebtedness or any other representations or statements other than as expressly set forth herein, and all other representations or agreements, if any, are merged into this Guaranty.

     18. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and may be personally served or sent by telex, telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service and shall be deemed to have been given upon receipt. For purposes hereof, the address of each Guarantor shall be the address written under Guarantor's name on the signature page hereof and the address of Agent shall be as follows:

                    Bank of America Texas, N.A.
                    1455 Market Street, 12th Floor
                    San Francisco, California  94103
                    Attention:  Laura Knight
                    Telephone:  (415) 436-3432
                    Facsimile:  (415) 436-3425

Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it.

     19. Unless otherwise defined, all capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement.

     20. The person executing this Guaranty, _________________, represents and warrants that he is a duly authorized signatory of each of the Guarantors and that he is executing this Guaranty on behalf of each of the Guarantors as the act and deed of each of the Guarantors.

     Executed as of the date first written above.

                              GUARANTORS:
                              ----------


                              LANDRY'S MANAGEMENT, L.P.,
                              a Delaware limited partnership

                              By:   LANDRY'S G.P., INC.,
                                    a Delaware corporation,
                                    its sole general partner


                                    By:
                                        ------------------------------
                                    Name:
                                         -----------------------------
                                    Title:  Authorized Signatory

Address:

-----------------------------
-----------------------------


                                    CRAB ADDISON, INC.,
                                         a Texas corporation

                                    DIOS CONSTRUCTION, INC.,
                                         a Texas corporation
                                    LANDRY'S CRAB SHACK, INC.,
                                         a Texas corporation
                                    LANDRY'S G.P., INC.,
                                         a Delaware corporation
                                    LANDRY'S LIMITED, INC.,
                                         a Delaware corporation
                                    LANDRY'S TRADEMARK, INC.,
                                         a Delaware corporation
                                    LSRI HOLDINGS, INC.,
                                         a Delaware corporation
                                    LANDRY'S SEAFOOD & STEAK HOUSE-
                                     CORPUS CHRISTI, INC.,
                                         a Texas corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     ADDISON, INC.,
                                         a Texas corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     ALABAMA, INC.,
                                         an Alabama corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     ARIZONA, INC.,
                                         an Arizona corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     ARLINGTON, INC.,
                                         a Texas corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     AUSTIN, INC.,
                                         a Texas corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     BILOXI, INC.,
                                         a Mississippi corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     COLORADO, INC.,
                                         a Colorado corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     FLORIDA, INC.,
                                         a Florida corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     GEORGIA, INC.,
                                         a Georgia corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     ILLINOIS, INC.,
                                         an Illinois corporation

                                    LANDRY'S SEAFOOD HOUSE -
                                     INDIANA, INC.,
                                         an Indiana corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     KENTUCKY, INC.,
                                         a Kentucky corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     LAFAYETTE, INC.,
                                         a Louisiana corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     LITTLE ROCK, INC.,
                                         an Arkansas corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     MEMPHIS, INC.,
                                         a Tennessee corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     MISSOURI, INC.,
                                         a Missouri corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     NEVADA, INC.,
                                         a Nevada corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     NEW MEXICO, INC.,
                                         a New Mexico corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     NEW ORLEANS, INC.,
                                         a Louisiana corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     NORTH CAROLINA, INC.,
                                         a North Carolina corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     OHIO, INC.,
                                         an Ohio corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     OKLAHOMA, INC.,
                                         an Oklahoma corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     SAN LUIS, INC.,
                                         a Texas corporation
                                    LANDRY'S SEAFOOD HOUSE -
                                     SOUTH CAROLINA, INC.,
                                         a South Carolina corporation
                                    LANDRY'S SEAFOOD INN &
                                     OYSTER BAR, INC.,
                                         a Texas corporation

                                    LANDRY'S SEAFOOD INN & OYSTER
                                     BAR - GALVESTON, INC.,
                                         a Texas corporation
                                    LANDRY'S SEAFOOD INN & OYSTER
                                     BAR - KEMAH, INC.,
                                         a Texas corporation
                                    LANDRY'S SEAFOOD INN & OYSTER
                                     BAR - SAN ANTONIO, INC.,
                                         a Texas corporation
                                    LANDRY'S SEAFOOD INN & OYSTER
                                     BAR - SUGAR CREEK, INC.,
                                         a Texas corporation
                                    SUMMIT SEAFOOD SUPPLY, INC.,
                                         a Delaware corporation
                                    WEST END SEAFOOD, INC.,
                                         a Texas corporation
                                    WILLIE G'S GALVESTON, INC.,
                                         a Texas corporation
                                    WILLIE G'S POST OAK, INC.,
                                         a Texas corporation
                                    CRAB HOUSE, INC.,
                                         a Florida corporation
                                    CAPT. CRAB'S TAKE-AWAY OF
                                    79TH STREET, INC.,
                                         a Florida corporation
                                    CRYOTECH INDUSTRIES OF
                                    NORTH CAROLINA, INC.,
                                         a North Carolina corporation
                                    TAKE-AWAY/KING SHOPPING PLAZA,
                                         INC., a Maryland corporation
                                    CRYO REALTY CORP.,
                                         a Florida corporation



                                    By:
                                       ---------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:  Authorized Signatory on behalf of
                                         each of the above-listed entities


Address:

-----------------------------
-----------------------------

                                   EXHIBIT G
                                   ---------

                          FORM OF SAME STORE ANALYSIS


Average Weekly Sales
--------------------

Total     $                     $                    $
            -----------------     ------------------   -----------------
Number of Stores Operating at Period End
----------------------------------------

          Current Quarter     Prior Quarter        Prior Year Same Quarter
          ---------------     -------------        -----------------------

Landry's Seafood House Division

            -----------------     ------------------   -----------------

Joe's Crab Shack Division

            -----------------     ------------------   -----------------

The Crab House Division

            -----------------     ------------------   -----------------

Other

            -----------------     ------------------   -----------------


Total
            -----------------     ------------------   -----------------

Same Store Sales*
-----------------

       Current Quarter         Prior Quarter       Prior Year Same Quarter
       ---------------         -------------       -----------------------

Landry's Seafood House Division

                             %                      %                   %
            -----------------     ------------------   -----------------

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

Joe's Crab Shack Division

                         %                      %                      %
       ------------------    -------------------    -------------------
The Crab House Division
                         %                      %                      %
       ------------------    -------------------    -------------------
Total
                         %                      %                      %
       ------------------    -------------------    -------------------

*Effective for concept with 85+ stores in base.

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